Exhibit 10.1
DOLLAR FINANCIAL CORP.
SECOND AMENDMENT TO CREDIT AGREEMENT
     This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is dated as of June 20, 2007 and entered into by and among DOLLAR FINANCIAL CORP., a Delaware corporation (“Holdings”), DOLLAR FINANCIAL GROUP, INC., a New York corporation (the “US Borrower”), NATIONAL MONEY MART COMPANY, an unlimited company organized under the laws of the Province of Nova Scotia, Canada (the “Canadian Borrower”), DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758 (the “UK Borrower” and together with US Borrower and Canadian Borrower the “Borrowers”), THE FINANCIAL INSTITUTIONS LISTED ON THE SIGNATURE PAGES HEREOF, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for Lenders (in such capacity, “Administrative Agent”) and, solely for purposes of Section 3 hereof, the Subsidiary Guarantors. Reference is made to that certain Credit Agreement dated as of October 30, 2006 among Holdings, US Borrower, Canadian Borrower, UK Borrower, U.S. Bank National Association, as Documentation Agent, Credit Suisse Securities (USA) LLC, as Syndication Agent and Wells Fargo Bank, National Association as Administrative Agent and as Security Trustee, as amended by the First Amendment thereto dated May 22, 2007 (the “Credit Agreement”). Capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement, as amended hereby (the “Amended Agreement”).
RECITALS
          WHEREAS, the Borrowers and Lenders desire to amend the Credit Agreement as set forth below in order to, among other things,
     (i) permit the issuance of up to $200.0 million of unsecured senior convertible debt by Holdings, the proceeds of which will be used for general corporate purposes, including to fund acquisitions by the Borrowers and their Subsidiaries, to repay intercompany Indebtedness and other Indebtedness and to pay transaction fees and expenses incurred in connection with such convertible debt,
     (ii) increase the amount of acquisitions permitted under the Credit Agreement; and
     (iii) amend the Credit Agreement in other respects detailed below;
          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1. AMENDMENTS TO CREDIT AGREEMENT
     A. The definitions of the following terms appearing in quotation marks below are hereby deleted from Section 1.1 of the Credit Agreement and replaced with the following, and those of such terms which do not appear therein are hereby added to Section 1.1 in alphabetical order:
          “Consolidated Interest Expense”: for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of Holdings and its Subsidiaries for such period with respect to all outstanding Indebtedness of the Holdings and its Subsidiaries (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are
Second Amendment to Credit Agreement

allocable to such period in accordance with GAAP). If as of the date Consolidated Total Debt is measured, the aggregate original principal amount of Holdings Notes that have been issued is less than $172,500,000, then Consolidated Interest Expense for such period shall be deemed increased by the product of (a) the Unused Holdings Notes Capacity times (b) the quotient of (x) the average daily amount of interest expense attributable to Holdings Notes included in Consolidated Interest Expense for such period divided by (y) the average daily principal balance of the Holdings Notes during such period.
          “Consolidated Total Debt”: at any date, the aggregate principal amount of all Indebtedness of Holdings and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP, but excluding any liabilities referred to in clause (f) of the definition of “Indebtedness”. If as of the date Consolidated Total Debt is measured, the aggregate original principal amount of Holdings Notes that have been issued is less than $172,500,000, then Consolidated Total Debt shall be deemed increased by an amount equal to the Unused Holdings Notes Capacity.
          “Holdings Notes”: Senior unsecured Indebtedness of Holdings, the proceeds of which are used for general corporate purposes, including to finance Permitted Acquisitions, to repay intercompany Indebtedness and other Indebtedness and to pay transaction fees and expenses incurred in connection with the Holdings Notes provided that such Indebtedness (a) matures no sooner than one year after the latest maturity of obligations under the Loan Documents, (b) accrues interest at an annual rate not in excess of 3.0%, (d) is not subject to any financial maintenance covenants or any covenants or defaults that are more restrictive than this Agreement and (e) is otherwise on terms reasonably satisfactory to the Administrative Agent.
          “Second Amendment”: that certain Second Amendment to this Agreement, dated as of June 20, 2007.
          “Second Amendment Effective Date”: the date the Second Amendment to this Agreement became effective in accordance with its terms.
          “Unused Holdings Notes Capacity”: the remainder of $172,500,000 minus the aggregate original principal amount of Holdings Notes that have been issued (without regard to any subsequent reduction in such principal amount).
     B. Section 7.1(a) of the Credit Agreement is hereby amended by deleting the table appearing therein and replacing it with the following:

Consolidated
Fiscal Quarter Ending	Leverage Ratio

December 31, 2006 through March 31, 2007	4.25 to 1.0

June 30, 2007 through March 31, 2008	4.85 to 1.0

June 30, 2008	4.75 to 1.0

September 30, 2008 through December 31, 2008	4.50 to 1.0
Second Amendment to Credit Agreement

March 31, 2009 through June 30, 2009	4.25 to 1.0

September 30, 2009 through December 31, 2009	4.0 to 1.0

March 31, 2010 through June 30, 2010	3.75 to 1.0

September 30, 2010 through December 31, 2010	3.50 to 1.0

March 31, 2011 through June 30, 2011	3.25 to 1.0

September 30, 2011 through March 31, 2012	3.00 to 1.0

June 30, 2012 and each fiscal quarter of Holdings thereafter	2.75 to 1.0
     C. Section 7.1(b) of the Credit Agreement is hereby amended by deleting the table appearing therein and replacing it with the following:

Consolidated Fixed
Fiscal Quarter Ending	Charge Coverage Ratio

December 31, 2006 through June 30, 2008	1.50 to 1.0

September 30, 2008 through June 30, 2009	1.75 to 1.0

September 30, 2009 through June 30, 2010	2.00 to 1.0

September 30, 2010 through June 30, 2011	2.25 to 1.0

September 30, 2011 and each fiscal quarter of Holdings thereafter	2.50 to 1.0
     D. Section 7.2 of the Credit Agreement is hereby amended by relettering the existing clause (j) as clause (k), and inserting a new clause (j) providing as follows:
     “(i) Holdings Notes in an amount not exceeding $200,000,000 in principal amount at any one time outstanding; and”
and by deleting clause (b) thereof and replacing it with the following:
Second Amendment to Credit Agreement

     “(b) unsecured Indebtedness of any Loan Party other than Holdings to any other Loan Party; provided that such Indebtedness is evidenced by one or more Intercompany Notes;”
     E. Section 7.6 of the Credit Agreement is amended by replacing the period at the end of clause (e) with “; and”, and inserting the following new clause (f):
     “(f) to the extent permitted by applicable law, the US Borrower may pay dividends to Holdings to permit Holdings to pay that portion of interest on the Holdings Notes that is required to be paid in cash.”
     F. Section 7.7 of the Credit Agreement is amended by inserting the following parenthetical immediately after the words “for which it is permitted”: “(or 100% of the amount not expended for the fiscal year of Holdings ending June 30, 2007)”.
     G. Section 7.8(g) of the Credit Agreement is deleted and replaced with the following:
     “(g) intercompany Investments by Holdings or any other Loan Party in any other Loan Party other than Holdings (including, without limitation, Investments to consummate the Permitted UK Reorganization) (provided that any Investment in the form of a loan or advance shall be evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents);”
     H. Section 7.8(j) of the Credit Agreement is deleted and replaced with the following:
          “(j) acquisitions by any Borrower or any Wholly Owned Subsidiary Guarantor of (x) all of the outstanding Capital Stock of any other Person that becomes a Loan Party concurrently with such acquisition or (y) all or substantially all of the assets of any other Person (each a “Permitted Acquisition”); provided that (1) (i) each such Permitted Acquisition is of a Person or ongoing business engaged in the same or a related line of business as the Borrowers; (ii) such Permitted Acquisition is approved by the board of directors and shareholders or other equityholders of the Person whose stock or assets are being acquired, and (iii) in the case of an acquisition for aggregate consideration in excess of $5,000,000, the Borrowers have provided to the Administrative Agent a certified pro forma covenant compliance certificate, in form and detail reasonably satisfactory to the Administrative Agent demonstrating to its satisfaction that following the consummation of such acquisition the Borrowers will be in compliance with the financial covenants set forth in Section 7.1 (giving effect to such acquisition and any Indebtedness incurred to finance such acquisition and any Acquired Indebtedness related to such acquisition on a pro forma basis) and that after giving effect to such acquisition there shall not otherwise exist a Default or an Event of Default, and (2) during any fiscal year of Holdings, such Permitted Acquisitions described in the foregoing clause (1) shall be subject to the following additional limitations: (i) the Borrowers and their respective Subsidiaries may only consummate or enter into any binding commitment to consummate such Permitted Acquisitions in which the total aggregate Acquisition Expenditures do not and will not exceed, when added to the aggregate amount of all Acquisition Expenditures incurred by the Borrowers and their respective Subsidiaries on or after the Second Amendment Effective Date, $250,000,000.00, and (ii) the aggregate amount of Acquisition Expenditures with respect to any single Permitted Acquisition or series of related Permitted Acquisitions consummated by the Borrowers or any of their respective Subsidiaries shall not exceed $75,000,000.00;”
Second Amendment to Credit Agreement

SECTION 2. REPRESENTATIONS AND WARRANTIES
          In order to induce Lenders and Administrative Agent to enter into this Amendment, Holdings and the Borrowers each represents and warrants to each Lender and Administrative Agent that the following statements are true, correct and complete:
          (i) Holdings and each Borrower has all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform its obligations under, the Amended Agreement;
          (ii) the execution and delivery of this Amendment and the performance of the Amended Agreement have been duly authorized by all necessary corporate action on the part of Holdings and each Borrower;
          (iii) the execution and delivery by Holdings and each Borrower of this Amendment and the performance by Holdings and each Borrower of the Amended Agreement do not and will not (i) violate any Requirement of Law, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of any Group Member, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Group Member (other than Liens created under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any material Contractual Obligation of any Group Member;
          (iv) the execution and delivery by Holdings and each of the Borrowers of this Amendment and the performance by Holdings and each of the Borrowers of the Amended Agreement do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body;
          (v) this Amendment and the Amended Agreement have been duly executed and delivered by Holdings and each of the Borrowers and are the legally valid and binding obligations of Holdings and each of the Borrowers, enforceable against Holdings and each of the Borrowers in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability;
          (vi) the representations and warranties contained in Section 4 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the date hereof and the Second Amendment Effective Date to the same extent as though made on and as of such dates, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date; and
          (vii) no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default or a Default.
SECTION 3. ACKNOWLEDGEMENT AND CONSENT
     Each Subsidiary Guarantor has read this Amendment and consents to the terms hereof and further hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, the obligations of such Subsidiary Guarantor under, and the Liens granted by such Subsidiary Guarantor as collateral security for the indebtedness, obligations and liabilities evidenced by the Credit Agreement and the other Loan Documents pursuant to, each of the Loan Documents to which such Subsidiary Guarantor is a party
Second Amendment to Credit Agreement

shall not be impaired and each of the Loan Documents to which such Subsidiary Guarantor is a party is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects.
     Each of Holdings, the Borrowers and the Subsidiary Guarantors hereby acknowledges and agrees that the obligations secured by the Security Documents will include all Obligations under, and as defined in, the Credit Agreement (as amended hereby).
     Each Subsidiary Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Subsidiary Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Subsidiary Guarantor to any future amendments to the Credit Agreement.
SECTION 4. CONDITIONS TO EFFECTIVENESS
     Except as set forth below, this Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date such conditions are fulfilled is hereafter referred to as the “Second Amendment Effective Date”):
     A. Amendment. Administrative Agent shall have executed this Amendment and received a counterpart of this Amendment that bears the signature of each of the Borrowers, Holdings and each of the Subsidiary Guarantors, and Administrative Agent shall have received consents to this Amendment and its execution of this Amendment from Required Lenders.
     B. Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.
     C. Payment of Fees to Consenting Lenders. The Administrative Agent shall have received from the Borrower on or prior to the Second Amendment Effective Date an amendment fee for the account of each Lender that executed this Amendment by 12:00 noon New York time on June 20, 2007 equal to 0.15% of such Lender’s Aggregate Exposure immediately prior to the effectiveness of this Amendment.
     D. Administrative Agent Fees. Administrative Agent shall have received any fees separately agreed upon between Borrower and Administrative Agent.
SECTION 5. MISCELLANEOUS
     A. Reference to and Effect on the Credit Agreement and the Other Loan Documents.
     (i) On and after the effective date of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.
Second Amendment to Credit Agreement

     (ii) Except as specifically amended by this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
     (iii) The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any of the other Loan Documents.
     B. Headings. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.
     C. Expense Reimbursement. Borrower hereby agrees to promptly pay all of Administrative Agent’s reasonable costs and expenses as described in subsection 11.5 of the Credit Agreement incurred by Administrative Agent (including, without limitation, the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP) in connection with this Amendment and the documents and transactions related hereto.
     D. Applicable Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
     E. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.
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Second Amendment to Credit Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

DOLLAR FINANCIAL CORP., a Delaware corporation
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

DOLLAR FINANCIAL GROUP, INC., a New York corporation
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

NATIONAL MONEY MART COMPANY, an unlimited liability company organized under the laws of the Province of Nova Scotia, Canada
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

DOLLAR FINANCIAL U.K. LIMITED, a limited liability company incorporated under the laws of England and Wales with registered number 03701758
By:	/s/ Peter Sokolowski
	Name:	Peter Sokolowski
	Title:	Secretary

LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, as Security Trustee, and as a Lender
By:	/s/ Alex Y. Kim
	Name:	Alex Y. Kim
	Title:	Vice President

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as a Lender
By:	/s/ Jay Chali
	Name:	Jay Chali
	Title:	Director

By:	/s/ Petra Jaek
	Name:	Petra Jaek
	Title:	Assistant Vice President

SUBSIDIARY GUARANTORS (for purposes of Section 3):
ANY KIND CHECK CASHING CENTERS, INC., an Arizona corporation
CASH UNLIMITED OF ARIZONA, INC., an Arizona corporation
CHECK MART OF FLORIDA, INC., a Delaware corporation
CHECK MART OF LOUISIANA, INC., a Louisiana corporation
CHECK MART OF NEW MEXICO, INC., a New Mexico corporation
CHECK MART OF PENNSYLVANIA, INC., a Pennsylvania corporation
CHECK MART OF TEXAS, INC., a Texas corporation
CHECK MART OF WISCONSIN, INC., a Wisconsin corporation
DFG CANADA, INC., a Delaware corporation
DFG INTERNATIONAL, INC., a Delaware corporation
DFG WORLD, INC., a Delaware corporation
DOLLAR FINANCIAL INSURANCE CORP., a Pennsylvania corporation
FINANCIAL EXCHANGE COMPANY OF OHIO, INC., a Delaware corporation
FINANCIAL EXCHANGE COMPANY OF PENNSYLVANIA, INC., a Pennsylvania corporation
FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC., a Delaware corporation
FINANCIAL EXCHANGE COMPANY OF VIRGINIA, INC., a Delaware corporation
LOAN MART OF OKLAHOMA, INC., an Oklahoma corporation
MONETARY MANAGEMENT CORPORATION OF PENNSYLVANIA, a Delaware corporation
MONETARY MANAGEMENT OF CALIFORNIA, INC., a Delaware corporation
MONETARY MANAGEMENT OF MARYLAND, INC., a Delaware corporation
MONETARY MANAGEMENT OF NEW YORK, INC., a New York corporation
MONEY MART CSO, INC., a Texas corporation
MONEY MART EXPRESS, INC., a Utah corporation
MONEYMART, INC., a Delaware corporation
PACIFIC RING ENTERPRISES, INC., a California corporation
PD RECOVERY, INC., a Pennsylvania corporation
WE THE PEOPLE USA, INC., a Delaware corporation
WE THE PEOPLE LLC., a Delaware limited liability company

By:	/s/ Peter Sokolowski

Name: Peter Sokolowski
Title: Secretary

SUBSIDIARY GUARANTORS (Continued):

1100591 ALBERTA LTD.

By:	/s/ Jeff Weiss

Name: Jeff Weiss
Title: Chairman
I/We have authority to bind the Corporation

656790 B.C. LTD.

By:	/s/ Jeff Weiss

Name: Jeff Weiss
Title: Chairman
I/We have authority to bind the Corporation

MONEY CARD CORP.

By:	/s/ Jeff Weiss

Name: Jeff Weiss
Title: Chairman
I/We have authority to bind the Corporation

MONEY MART CANADA INC.

By:	/s/ Jeff Weiss

Name: Jeff Weiss
Title: Chairman
I/We have authority to bind the Corporation

SUBSIDIARY GUARANTORS (Continued):

Executed as a deed and delivered by

DFG WORLD, INC.
acting under the authority of that company

in the presence of: Peter Sokolowski
Witness name: Brighid E. de Garas
Signature: /s/ Brighid E. de Garas
Address:	1436 Lancaster Avenue
Berwyn, PA 19312

Executed as a deed and delivered by

	DOLLAR FINANCIAL U.K. LIMITED	/s/ Jeff Weiss

Director

acting by
	and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

	INSTANT CASH LOANS LIMITED	/s/ Jeff Weiss

Director

acting by
	and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

	CASH CENTRES CORPORATION LIMITED	/s/ Jeff Weiss

Director

acting by
	and	/s/ Peter Sokolowski

Secretary

Executed as a deed and delivered by

	CASH CENTRES LIMITED	/s/ Jeff Weiss

Director

acting by
	and	/s/ Peter Sokolowski

Secretary